                                                                      EXHIBIT 21
                                                                     PAGE 1 OF 1

                               THOMAS GROUP, INC.
                           SUBSIDIARIES OF THE COMPANY



               SUBSIDIARY                                                               JURISDICTION OF INCORPORATION
------------------------------------------                                         ----------------------------------------
            Thomas Group GmbH                                                                      Germany
     Thomas Group (Switzerland) GmbH                                                             Switzerland
     Thomas Group of Louisiana, Inc.                                                              Delaware
       Thomas Group Asia Pte. Ltd.                                                                Singapore
         Thomas Group of Sweden                                                                    Sweden
         Thomas Group Hong Kong                                                                   Hong Kong
         Thomas Group Information
           Technologies, Inc.                                                                      Delaware